AGREEMENT AND PLAN OF REORGANIZATION
                     ====================================


                                 BY AND AMONG


                               INDIVIDUAL, INC.,

                               CN MERGER CORP.,

                         CLARINET COMMUNICATIONS CORP.

                                      and

             CERTAIN SHAREHOLDERS OF CLARINET COMMUNICATIONS CORP.







                                 June 13, 1997
iii

288LAG4525/25.365579-5--Agt.  &  Plan  of  Reorg.

                               TABLE OF CONTENTS


                                                            PAGE
                                                            ----

ARTICLE I - DEFINITIONS                                        2
1.01.  Definitions                                             2
ARTICLE II - PLAN OF REORGANIZATION                            4
2.01. The Merger                                               4
2.02.  Effective Time                                          4
2.03.  Effect of the Merger                                    5
2.04.  Certificate of Incorporation; By-Laws                   5
2.05.  Directors and Officers                                  5
2.06.  Effect on Capital Stock                                 5
2.07.  Exchange of Certificates                                6
2.08.  Stock Transfer Books                                    8
2.09.  Dissenting Shares                                       8
2.10.  No Further Ownership Rights in Company Common Stock     8
2.11.  Lost, Stolen or Destroyed Certificates                  9
2.12.  Tax and Accounting Consequences                         9
2.13.  Taking of Necessary Action; Further Action              9
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SELLER     9
3.01.  Binding Effect                                         10
3.02.  Corporate Existence and Power                          10
3.03.  Governmental Authorization; Consents                   10
3.04.  Non-Contravention                                      11
3.05.  Capitalization                                         11
3.06.  Subsidiaries                                           11
3.07.  Financial Statements                                   11
3.08.  Absence of Certain Changes                             12
3.09.  Property and Equipment                                 13
3.10.  No Undisclosed Material Liabilities                    14
3.11.  Litigation                                             14
3.12.  Material Contracts                                     14
3.13.  Insurance Coverage                                     16
3.14.  Compliance with Laws; Permits; No Defaults             16
3.15.  Finder's Fees                                          17
3.16.  Intellectual Property                                  17
3.17.  Taxes                                                  18
3.18.  Employees                                              20
3.19.  Transactions with Affiliates                           21
3.20.  Other Information                                      21
3.21.  Investment Representations                             21
(a) No Distribution                                           21
(b) Investor Qualification                                    21
(c) Restrictions on Resale                                    21
(d) Access to Information                                     22
3.22.  Option Plans                                           22
3.23.  Vote Required                                          22
3.24.  Content Provider Agreements                            23
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BUYER      23
4.01.  Binding Effect                                         23
4.02.  Corporate Existence and Power                          23
4.03.  Governmental Authorization                             24
4.04.  Non-Contravention                                      25
4.05.  Finders' Fees                                          25
4.06.  Capitalization                                         25
4.07.  Purchase for Investment                                26
4.08.  SEC Reports                                            26
4.09  Broadview Fee Payment Agreement                         26
4.10  Absence of Certain Changes                              26
4.11  Valid Issuance                                          27
ARTICLE V - COVENANTS OF THE SELLER                           27
5.01.  Conduct of the Company                                 27
5.02.  Access to Information                                  28
5.03.  Notices of Certain Events                              29
5.04.  No Negotiations with Third Parties                     29
5.05.  Confidentiality                                        29
5.06.  Continuing Disclosure                                  30
5.07.  Stockholder Approval                                   30
5.08.  Approval of Parachute Payments                         30
ARTICLE VI - COVENANTS OF THE BUYER                           30
6.01.  Confidentiality                                        30
6.02.  Access                                                 31
6.03.  Documents to be Furnished                              31
6.04.  Notices of Certain Events                              31
6.05.  Continuing Disclosure                                  32
ARTICLE VII - COVENANTS OF ALL PARTIES                        32
7.01.  Best Efforts                                           32
7.02.  Certain Filings                                        32
7.03.  Public Announcements                                   33
7.04.  Assumption of Company Stock Options                    33
ARTICLE VIII - EMPLOYEE BENEFITS                              33
8.01.  Employee Benefits Definitions                          34
8.02.  Employee Benefit Representations                       34
8.03.  No Third Party Beneficiaries                           36
ARTICLE IX - CONDITIONS TO CLOSING                            36
9.01.  Conditions to the Obligations of Each Party            36
9.02.  Conditions to Obligation of the Buyer                  37
9.03.  Additional Conditions to Obligation of the Company     38
ARTICLE X - SURVIVAL; INDEMNIFICATION                         40
10.01.  Survival                                              40
10.02.  Indemnification                                       41
10.03.  Procedures; No Waiver                                 41
ARTICLE XI - TERMINATION                                      42
11.01.  Grounds for Termination                               42
11.02.  Effect of Termination                                 42
11.03 Break-up Fee                                            43
ARTICLE XII - MISCELLANEOUS                                   43
12.01.  Notices                                               43
12.02.  Amendments; No Waivers                                44
12.03.  Expenses                                              45
12.04.  Successors and Assigns                                45
12.05.  Further Assurances                                    45
12.06.  Governing Law                                         45
12.07.  Counterparts; Effectiveness                           45
12.08.  Entire Agreement                                      45
12.09.  Captions                                              46
12.10.  Jurisdiction                                          46

------

SCHEDULES
---------

Schedule  7.04          Terms  of  Assumed  Options
Schedule  8.02          Employee  Plans  and  Benefit  Arrangements
Schedule  9.02(c)          Opinion  of  Company  Counsel
Schedule  9.03(c)          Opinion  of  Buyer's  Counsel

EXHIBITS
--------

Exhibit  1          Agreement  of  Merger
Exhibit  2          Form  of  Registration  Rights  Agreement
Exhibit  3          Form  of  Fee  Payment  Agreement
Exhibit  4          Form  of  Noncompetition  Agreement
Exhibit  9.02(n)          Form  of  Affiliate  Agreement

288LAG4525/25.365579-4

                     AGREEMENT AND PLAN OF REORGANIZATION


     This  AGREEMENT  AND  PLAN OF REORGANIZATION ("Agreement") is dated as of
                                                    ---------
June 13, 1997 by and among Individual, Inc., a Delaware corporation ("Buyer"), CN Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Buyer ("Merger Sub"), ClariNet Communications Corp., a California
                  -----------
corporation (the "Company"), and certain shareholders of the Company listed on
                  -------
the  signature  pages  hereto  (the  "Shareholders").
                                      ------------

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of the Buyer, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders and shareholders for the Buyer to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of the Buyer, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company, all pursuant to the terms
     --
and  conditions  of  this  Agreement and an Agreement of Merger in the form of
Exhibit  1  (the  "Agreement  of Merger") and the applicable provisions of the
   -------         --------------------
Delaware  General  Corporation Law ("Delaware Law") and the California General
                                     ------------
Corporation  Law  ("California  Law");
                    ---------------

     WHEREAS,  pursuant  to  the Merger, each outstanding share (a "Share") of
                                                                    -----
the Company's Common Stock, no par value per share, shall be converted into the right to receive shares of Common Stock of the Buyer, $.01 par value per share, upon the terms and subject to the conditions set forth herein and in the Agreement of Merger;

     WHEREAS, the Buyer, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to
                                ----
cause  the  Merger  to  qualify  as  a  reorganization under the provisions of
Section  368(a)  of  the  Code;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound, the parties hereto agree as follows:

                        ARTICLE I"ARTICLEI-DEFINITIONS"

                                  DEFINITIONS

     1.01.    DEFINITIONS1.01.    DEFINITIONS.    In  addition  to  the  other
              -----------         -----------
capitalized terms defined in this Agreement, the following terms, as used herein, shall have the following meanings:

          "Affiliate"  means,  with respect to any Person, any Person directly
           ---------
or indirectly controlling, controlled by, or under common control with such Person.

          "Ancillary  Agreements" means the Registration Rights Agreement, the
           ---------------------
Noncompetition  Agreement,  the  Fee  Payment  Agreement  and  the  Affiliate
Agreements.

          "Balance  Sheet"  means the balance sheet of the Company as of April
           --------------
30,  1997  referred  to  in  Section  3.07.

          "Balance  Sheet  Date"  means  April  30,  1997.
           --------------------

          "Buyer  Stock"  means Common Stock, $.01 par value per share, of the
           ------------
Buyer.

          "Buyer's  Counsel" means the law firm of Testa, Hurwitz & Thibeault,
           ----------------
LLP,  Boston,  Massachusetts.

          "Closing  Date"  means  the  date  of  the  Closing.
           -------------

          "Company  Common  Stock"  means  the  Common Stock, no par value per
           ----------------------
share,  of  the  Company.
          "Company  Counsel"  means Cooley Godward LLP, Palo Alto, California.
           ----------------

          "Intellectual  Property" shall mean all domestic and foreign letters
           ----------------------
patent, patents, patent applications and patent licenses; proprietary know-how and know-how licenses; inventions, discoveries, ideas, trade secrets and trade secret licenses; proprietary (including "confidential") information of every nature, and proprietary information licenses; software and software licenses, including all source code and object code, algorithms, architecture, structure, display screens, layouts, development tools, and documentation and media constituting, describing or relating to the foregoing; all moral rights or other similar rights of paternity, integrity or authorship; common law trademarks; trademarks and trademark registration applications and registrations therefor; service marks, registered service marks and service mark registration applications; trade names, registered trade names and trade name registration applications; domain names and URLs; common law copyrights, registered copyrights and copyright registration applications; all other technical or technological information or intellectual property rights of every nature, owned by or licensed to the Company or any Subsidiary, whether or not used by the Company or any such Subsidiary in, or necessary to the conduct of, its business as presently conducted; and all rights, claims, credits, causes of action or rights of set-off against third parties relating to the foregoing.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest, restriction or encumbrance of any kind in respect of such asset.

          "Material  Adverse  Change"  means  a material adverse change in the
           -------------------------
business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company or the Buyer, as the case may be.

          "Material  Adverse  Effect"  means  a material adverse effect on the
           -------------------------
business, assets, liabilities, condition (financial or otherwise) or results or operations of the Company or the Buyer, as the case may be.

          "1934  Act"  means  the Securities Exchange Act of 1934, as amended,
           ---------
and  the  rules  and  regulations  promulgated  thereunder.

          "1933  Act"  means  the  Securities Act of 1933, as amended, and the
           ---------
rules  and  regulations  promulgated  thereunder.

          "1933  Act  Legend"  means  the  following  legend:
           -----------------

     "The Securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except in accordance with the terms thereof and unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exemption from such registration is available."

          "Noncompetition  Agreement"  means the Noncompetition, Nondisclosure
           -------------------------
and Developments Agreement entered into by each of the Shareholders in substantially the form attached hereto as Exhibit 4.
                                                ----------

          "Person"  means  an  individual,  corporation,  partnership, limited
           ------
liability company or partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Registration  Rights  Agreement"  means  the  Registration  Rights
           -------------------------------
Agreement entered into among the Buyer and certain shareholders of the Company in substantially the form attached hereto as Exhibit 2.
                                                    ----------

           "Subsidiary"  means  any  entity  of  which  securities  or  other
            ----------
ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.


                 ARTICLE IIARTICLE II - PLAN OF REORGANIZATION

                          THE PLAN OF REORGANIZATION

     2.01.    THE  MERGER.2.01.  THE  MERGER
              -----------

          (a)          Effective  Time.   At the Effective Time (as defined in
Section 2.02), and subject to and upon the terms and conditions of this Agreement and in accordance with California Law and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                                                ----------------------

          (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 11.01 and subject to the satisfaction or waiver of the conditions set forth in Article IX, the consummation of the Merger (the "Closing") will take
                                                           -------
place on Wednesday, June 18, 1997, or, if later, as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article IX, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto.

     2.02.    EFFECTIVE TIME.2.02.  EFFECTIVE TIME  As promptly as practicable
              --------------
after the satisfaction or waiver of the conditions set forth in Article IX, the parties hereto shall cause the Merger to be consummated by filing a properly executed Agreement of Merger as contemplated by Chapter 11 of California Law and a duly executed Certificate of Merger as contemplated by
Section  252  of  Delaware  Law  (the  "Certificate  of Merger"), in each case
                                        ----------------------
together with any required related certificates, with the Secretaries of State of the States of California and Delaware, respectively, in such forms as required by, and executed in accordance with, the relevant provisions of, California Law and Delaware Law, respectively, and the Merger shall become effective in accordance with applicable law upon such filings (the time of such effectiveness being the "Effective Time"). Upon the filing of both the
                                --------------
Agreement of Merger and the Certificate of Merger, this Agreement shall be binding upon each of the parties hereto, and the parties agree to use their best efforts to facilitate the review of the Agreement of Merger and Certificate of Merger, and accompanying documents, by the Secretaries of State of the States of California and Delaware, respectively, and to cause the Merger to become effective as expeditiously as possible. In no event shall any shares of Buyer Stock be issued to any shareholders of the Company unless and until the Agreement of Merger and Certificate of Merger are accepted and the Merger becomes effective.

     2.03.  EFFECT OF THE MERGER.2.03.  EFFECT OF THE MERGER  At the Effective
            --------------------
Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger, the Certificate of Merger and the applicable provisions of California Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.04.    ARTICLES  OF  INCORPORATION;  BY-LAWS2.04.    CERTIFICATE  OF
              -------------------------------------
INCORPORATION;  BY-LAWS.

          (a) Articles of Incorporation. Unless otherwise determined by the Buyer in its sole discretion prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Company, as amended and restated in the form set forth in Exhibit I to the Agreement of Merger, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by California Law and such Articles of Incorporation

          (b) By-Laws. The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by California Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     2.05.    DIRECTORS  AND  OFFICERS.2.05.    DIRECTORS  AND  OFFICERS   The
              ------------------------
directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     2.06.    EFFECT  ON  CAPITAL STOCK.2.06.  EFFECT ON CAPITAL STOCK  At the
              -------------------------
Effective Time, by virtue of the Merger and without any action on the part of the Buyer, Merger Sub, the Company or the holders of any of the following securities:

          (a) Conversion of Securities. Each Share issued and outstanding (or issuable pursuant to outstanding stock options of the Company immediately prior to the Effective Time) (excluding any Dissenting Shares (as defined in
Section 2.09)) shall be converted into the right to receive .21954874 shares (as adjusted to reflect any permitted changes to the Company's capitalization prior to the Effective Time) of validly issued, fully paid and nonassessable shares of Buyer Stock (the ratio of such number of shares of Buyer Stock for each Share hereinafter referred to as the "Exchange Ratio"), provided that the
                                           --------------
maximum number of shares of Buyer Stock to be issued in the Merger shall be 1,475,000 (including shares of Buyer Stock reserved for issuance upon exercise of all outstanding Company Options (as defined in Section 7.04) assumed in connection with the Merger). The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or other like change with respect to Buyer Stock or Shares that occurs or has a record date after the date hereof and prior to the Effective Time.

          (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by the Buyer, Merger Sub or any direct or indirect wholly-owned subsidiary of the Company or the Buyer immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (c) Assumption of Stock Options. All Company Options, whether vested or unvested, shall be assumed by the Buyer in accordance with Section 7.04.

          (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, no par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Fractional Shares. No fraction of a share of Buyer Stock will be issued, but, except as provided in Section 7.04, in lieu thereof, each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Buyer Stock (after aggregating all fractional shares of Buyer Stock to be received by such holder) shall receive from the Buyer an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the closing sale price of Buyer Stock on the Nasdaq National Market on the day immediately preceding the Closing Date.

     2.07.    EXCHANGE  OF  CERTIFICATES.2.07.    EXCHANGE  OF  CERTIFICATES
              --------------------------

          (a) Exchange Agent. Immediately prior to the Effective Time, the Buyer shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by the Buyer, which may in the Buyer's sole discretion be the Buyer's transfer agent (the "Exchange Agent"), in trust
                                                    --------------
for the benefit of the holders of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Section 2.07, through the Exchange Agent, certificates evidencing the shares of Buyer Stock issuable pursuant to Section 2.06 in exchange for outstanding Shares plus cash in an amount sufficient for payment in lieu of fractional shares as provided in
Section  2.06(e).

          (b) Exchange Procedures. Promptly after the Effective Time, the Buyer shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (other than Dissenting Shares) (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Buyer may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Buyer Stock and, in lieu of any fractional shares thereof, cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Buyer Stock which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(c), and (C) cash in lieu of fractional shares of Buyer Stock to which such holder is entitled pursuant to Section 2.06(e) (the Buyer Stock, dividends, distributions and cash described in this clause (C) being, collectively, the "Merger Consideration"), and the
                                          ---------------------
Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company immediately prior to the Effective Time, Buyer Stock and cash may be issued and paid in accordance with this Article to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of the Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Buyer Stock into which such shares of the Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.06.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Buyer Stock with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Buyer Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Stock.

          (d) Transfers of Ownership. If any certificate for shares of Buyer Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to the Buyer or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Buyer Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of the Buyer or any agent designated by it that such tax has been paid or is not payable.

          (e) Withholding Rights. The Buyer, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Buyer, the Surviving Corporation or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or any provision of state, local, provincial or
                    ----
foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Buyer or the Exchange Agent.

     2.08.  STOCK TRANSFER BOOKS.2.08.  STOCK TRANSFER BOOKS  At the Effective
            --------------------
Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

     2.09.    DISSENTING  SHARES2.09.    DISSENTING  SHARES.
              ------------------         ------------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of the Company held by a holder who has exercised dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or
                       ------------------
represent a right to receive Merger Consideration pursuant to Section 2.06, but the holder thereof shall only be entitled to such rights as are granted by California Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, at the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

          (c) The Company shall give the Buyer (i) prompt notice of any written demands received by the Company for an appraisal of shares of capital stock of the Company pursuant to Chapter 13 of California Law, withdrawals of such demands, and any other related instruments served pursuant to California Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Buyer, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     2.10.    NO  FURTHER  OWNERSHIP  RIGHTS IN COMPANY COMMON STOCK.2.10.  NO
              ------------------------------------------------------
FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     2.11.    LOST,  STOLEN  OR  DESTROYED  CERTIFICATES2.11.  LOST, STOLEN OR
              ------------------------------------------
DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact and an indemnity by the holder thereof, such shares of Buyer Stock as may be required pursuant to Section 2.06; provided, however, that, in the event a Shareholder cannot exchange his Certificate(s) because they have been lost, stolen or destroyed, the Buyer may, in its sole discretion and as a condition precedent to the issuance thereof, require the Shareholder to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Buyer or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.12.    TAX  CONSEQUENCES.2.12.   TAX AND ACCOUNTING CONSEQUENCES  It is
              -----------------
intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

     2.13.    TAKING  OF  NECESSARY  ACTION;  FURTHER  ACTION.2.13.  TAKING OF
              -----------------------------------------------
NECESSARY ACTION; FURTHER ACTION Subject to the terms and conditions herein, each of the Buyer, Merger Sub and the Company in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


      ARTICLE III"ARTICLEIII-REPRESENTATIONSANDWARRANTIESOFTHESELLER""1"

                        REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

     Except as is otherwise set forth in the schedules (the "Disclosure Schedules") contained in the disclosure letter provided by the Company and the Shareholders to Buyer contemporaneously with the execution and delivery of this Agreement (the "Disclosure Letter"), which Disclosure Schedules shall specifically identify or cross-reference the paragraph or paragraphs of this
Article III to which the exceptions therein relate, the Company and the Shareholders hereby jointly and severally represent and warrant to the Buyer that:

     3.01.    BINDING  EFFECT3.01.    BINDING  EFFECT.    The  Company and the
              ---------------         ---------------
Shareholders have full legal right, power and authority to enter into this Agreement and the Ancillary Agreements, to perform their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger by the holders of at least a majority of the outstanding shares of the Company Common Stock entitled to vote in accordance with California Law and the Company's charter and by-laws). The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's shareholders for the Company to enter into a business combination with the Buyer upon the terms and subject to the conditions of this Agreement. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by the Company and the Shareholders, as applicable, and constitute the legal, valid and binding obligation of the Company and the Shareholders, as the case may be, enforceable against them in accordance with their respective terms.

     3.02.  CORPORATE EXISTENCE AND POWER3.02.  CORPORATE EXISTENCE AND POWER.
            -----------------------------       -----------------------------
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all corporate powers and authority and all governmental licenses, authorizations, consents and approvals required to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation, and is in good standing as a foreign corporation, in each of the jurisdictions listed in
Schedule  3.02 of the Disclosure Schedules, which constitute all jurisdictions
--------------
where the character of the property owned or leased by the Company or the nature of its activities make such qualification necessary, except for those jurisdictions where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company has heretofore delivered to the Buyer true and complete copies of the corporate charter and bylaws of the Company as currently in effect.

     3.03.    GOVERNMENTAL  AUTHORIZATION;
              ----------------------------
CONSENTS"3.03.GOVERNMENTALAUTHORIZATION;CONSENTS".    (a)    The  execution,
            ------------------------------------
delivery and performance by the Company and the Shareholders of this Agreement and the Ancillary Agreements requires no action by or in respect of, or filing with, any governmental body, agency, official or authority (each a "Governmental Authority").
           -------------

          (b) No consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which the Company or any Subsidiary or any Shareholder is a party or by which any of them is bound is required or necessary for the execution, delivery and performance of this Agreement and each of the Ancillary Agreements by the Company and the Shareholders or the consummation of the transactions contemplated hereby and thereby, except for those consents, approvals, waivers or other actions as shall have been obtained and provided to Buyer prior to the Closing.

     3.04.    NON-CONTRAVENTION"3.04.NON-CONTRAVENTION""2".    The  execution,
              -----------------      -----------------
delivery and performance by the Company and the Shareholders of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the corporate charter or bylaws of the Company, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, which would result in a Material Adverse Effect on the Company; (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any permit held by the Company, in each case which would result in a Material Adverse Effect on the Company or (iv) assuming the receipt of all required consents, result in the creation or imposition of any Lien on any asset of the Company, which would result in a Material Adverse Effect on the Company.

     3.05.  CAPITALIZATION"3.05.CAPITALIZATION".  The authorized capital stock
            --------------      --------------
of the Company consists of 10,000,000 shares of Company Common Stock, of which 6,087,350 shares are outstanding as of the date hereof. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any right of rescission. As of the date hereof, there are outstanding Company Options to purchase an aggregate of 630,976 shares of Company Common Stock, of which Company Options to purchase 149,281 shares are now exercisable. A complete and accurate list of the holders of all such outstanding shares of Company Common Stock and Company Options as of the date hereof is set forth in
Schedule  3.05  of  the  Disclosure  Schedules.    Except as set forth in this
       -------
Section 3.05, there are no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of the Company, (ii)
securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or (iii) options, warrants or other rights to acquire from the Company any capital stock, other securities or phantom or other equity interests of the Company (the items in clauses (i),
(ii)  and  (iii)  being referred to collectively as the "Company Securities").
                                                         ------------------
There are no outstanding obligations of the Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities, except as disclosed on Schedule 3.05 of the Disclosure Schedules.
                                    -------------

     3.06.   SUBSIDIARIES"3.06.SUBSIDIARIES".  Except as set forth in Schedule
             ------------      ------------                           --------
3.06  of  the  Disclosure  Schedules,  the  Company  does not own, directly or
----
indirectly,  any  capital  stock  or  other  equity  ownership  or proprietary
----
interest  in  any  Subsidiary  or  other  Person.
----

     3.07.    FINANCIAL  STATEMENTS"3.07.FINANCIALSTATEMENTS""2".  The Company
              ---------------------      -------------------
has previously furnished to the Buyer a true and complete copy of the audited Balance Sheet of the Company and its Subsidiaries as of November 30, 1996 and its statement of operations for the fiscal year then ended, certified by KPMG Peat Marwick LLP, the Company's independent public accountants, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of April 30, 1997 and the related statement of income for the five months then ended (as well as copies of the respective United States federal and state income tax returns of the Company for all periods through November 30, 1995) (collectively, the "Financial Statements," copies of which, except for the tax
                    --------------------
returns,  are   set forth in Schedule 3.07 of the Disclosure Schedules).  Each
                             -------------
of the balance sheets and statements of operations included in the Financial Statements has been prepared from the books and records of the Company and fairly and accurately presents in all material respects the financial position of the Company as of its date and the results of operations of the Company for the periods therein set forth, in each case in accordance with generally accepted accounting principles, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes, which are not expected to be material.

     3.08.    ABSENCE  OF  CERTAIN  CHANGES"3.08.ABSENCEOFCERTAINCHANGES"67.
              -----------------------------      -----------------------
Except  as  set  forth on Schedule 3.08 of the Disclosure schedules, since the
                          -------------
Balance Sheet Date, the Company has conducted its business in the ordinary course consistent with past practices and there has not been:

          (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any Company Securities or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

          (c)        any amendment of any outstanding security of the Company;

          (d) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money, except for loans or indebtedness made, assumed or guaranteed in the ordinary course of business consistent with past practices and which do not exceed $25,000 in the aggregate;

          (e) any creation or assumption by the Company of any Lien on any asset, except for liens created or assumed in the ordinary course of business consistent with past practices and which do not exceed $25,000 in the aggregate;

          (f) any making of any loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions made in the ordinary course of business consistent with past practices;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company that has or could reasonably be expected to have a Material Adverse Effect;
          (h) any material transaction or material commitment made, or any material contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, other than those made in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (i) any change in any method of accounting or accounting practice by the Company; or

          (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) change in benefits payable under existing severance or termination pay policies or employment agreements or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of the Company, other than in the ordinary course of business consistent with past practices or as specifically contemplated by this Agreement.

     3.09.    PROPERTY  AND  EQUIPMENT"3.09.PROPERTYANDEQUIPMENT""2".  (a) The
              ------------------------      --------------------
Company does not own any real property. The Company has good and marketable title to, or in the case of leased property has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible)
reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices and except for such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value of, or materially interfere with the present use of, the property subject thereto or affected thereby. Except as set forth in Schedule 3.09 of
                                                              -------------
the Disclosure Schedules, none of such properties or assets is subject to any Liens, except:

               (i)          Liens  disclosed  on  the  Balance  Sheet;

               (ii)          Liens  for  purchase  money  security  interests;

               (iii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); or

               (iv) Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets.

          (b) There are no developments affecting any of such properties or assets pending or, to the knowledge of the Company and the Shareholders, threatened, which might materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially adversely affect the marketability of such properties or assets.

          (c) To the best knowledge of the Company and the Shareholders, the equipment owned by the Company has no material defects, is in good operating condition and repair (ordinary wear and tear excepted), and is substantially adequate for the uses to which it is being put.

          (d)          Except  as set forth in Schedule 3.09 of the Disclosure
                                               -------------
Schedules, the assets owned or leased by the Company, or which it otherwise has the right to use, constitute all of the assets held for use or used in connection with the business of the Company and are generally adequate to conduct such business as currently conducted.

     3.10.    NO  UNDISCLOSED  MATERIAL
              -------------------------
LIABILITIES"3.10.NOUNDISCLOSEDMATERIALLIABILITIES".   To the best knowledge of
            -----------------------
the  Company  and  the  Shareholders after due inquiry, except as set forth in
Schedule  3.10  of  the  Disclosure Schedules, there are no liabilities of the
   -----------
Company which should, in accordance with GAAP, be reflected on the Company's balance sheet as liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          (a)      liabilities disclosed or provided for in the Balance Sheet;
and

          (b) liabilities incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date, including, without limitation, accounts payable or accrued salaries incurred in the ordinary course of business consistent with past practices, and which, individually or in the aggregate, are not material to the Company.

     3.11.    LITIGATION"3.11.LITIGATION".    There  is  no  action,  suit,
              ----------      ----------
investigation or proceeding before any court or arbitrator or any Governmental Authority (or, to the knowledge of the Company and the Shareholders, any basis therefor) pending against, or to the knowledge of the Company and the Shareholders, threatened against or affecting, the Company or any of its properties or the transactions contemplated hereby (including, without limitation, challenging or seeking to prevent, enjoin, alter or delay the transactions contemplated by this Agreement).

     3.12.    MATERIAL  CONTRACTS"3.12.MATERIALCONTRACTS""2".  (a)  Except for
              -------------------      -----------------
agreements, contracts, plans, leases, arrangements or commitments (including oral agreements, contracts, plans, leases, arrangements or commitments) disclosed in Schedule 3.12 of the Disclosure Schedules, the Company is not a
               -------------
party  to  or  subject  to:

               (i) any lease providing for annual rentals of $50,000 or more;

               (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company of $50,000 or more;

               (iii) any sales, distribution or other similar agreement providing for the sale by the Company of materials, supplies, goods, services, equipment or other assets providing for annual payments to the Company of $50,000 or more;

               (iv) any partnership, joint venture or other similar arrangement or agreement;

               (v) any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except such contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $50,000;

               (vi) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by the Company;

               (vii) any agency, dealer, sales representative or other similar agreement, except for such agreements entered into in the ordinary course of business consistent with past practices;

               (viii) any contract or agreement, or any judgment, decree or order of any Governmental Authority, that currently prohibits, limits or materially impairs, or could reasonably be expected to prohibit, limit or materially impair, the ability of the Company or either of the Shareholders to engage in any line of business or with any Person or in any area, or which would so prohibit, limit or impair the freedom of the Company or either of the Shareholders after the Effective Time, and in any case which has had, or is likely to have, a Material Adverse Effect;

               (ix) any material agreement with any current or, in the event that any rights or obligations under such agreement survived the termination of the business relationship, any former consultant or independent contractor engaged by the Company to perform product development, engineering or other technical services;

               (x) any contract or agreement relating to the bartering or other non-monetary exchange of goods or services; or

               (xi) any other contract or commitment that is material to the Company.

          (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any Schedule of the Disclosure Schedules or required to be disclosed pursuant to Section 3.12(a) is a valid and binding agreement of the Company and is in full force and effect (except for any such agreements, contracts, plans, leases, arrangements or commitments which have terminated as disclosed on such Schedule), and neither the Company, nor, to the knowledge of the Company and the Shareholders, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

     3.13.    INSURANCE COVERAGE"3.13.INSURANCECOVERAGE""2".  Schedule 3.13 of
              ------------------      -----------------       -------------
the Disclosure Schedules sets forth a complete and correct list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. To the knowledge of the Company and the Shareholders and after due inquiry, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company is otherwise in full compliance with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since the respective dates set forth in Schedule 3.13 of the Disclosure Schedules and
                                 -------------
remain in full force and effect. To the knowledge of the Company and the Shareholders, such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company. Neither the Company nor either of the Shareholders knows of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

     3.14.    COMPLIANCE  WITH  LAWS;  PERMITS;  NO
              -------------------------------------
DEFAULTS"3.14.COMPLIANCEWITHLAWS;PERMITS;NODEFAULTS".
            ---------------------------------------

          (a) To the best knowledge of the Company and the Shareholders after due inquiry, the Company is in compliance with all applicable laws, rules, regulations, orders, judgments, awards and decrees, including, without limitation, all federal, state and local laws relating to (i) the sale, licensing, ownership or operation of the Company's Intellectual Property, (ii) employment practices, terms and conditions of employment and wages and hours, and (iii) safety, health, environmental protection, toxic waste disposal and other similar matters, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

          (b)       To the best knowledge of the Company, Schedule 3.14 of the
                                                          -------------
Disclosure Schedules correctly sets forth and describes each business license, franchise and permit, (each a "Permit") material to the business of the
                                    ------
Company, together with the name of the Governmental Authority issuing such Permit. Such Permits are valid and in full force and effect and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

          (c) The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under,
(i) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money or any other material agreement or instrument to which the Company is a party or by which the Company or any of its assets is bound or
(ii) any judgment, order or injunction of any court, arbitrator or Governmental Authority, in either case which defaults or potential defaults individually or in the aggregate could result in a Material Adverse Effect.

     3.15.    FINDERS'  FEES"3.15.FINDER'SFEES""2".    Except  for  Broadview
              --------------      ------------
Associates, there is no investment banker, broker, "finder" or other intermediary which has been retained by or is authorized to act on behalf of the Company and/or the Shareholders who might be entitled to any fee or commission from the Buyer, the Company, or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

     3.16.    INTELLECTUAL  PROPERTY"3.16.INTELLECTUALPROPERTY".  (a) Schedule
              ----------------------      --------------------        --------
3.16(a)  of  the  Disclosure Schedules lists all of the Company's Intellectual
  -----
Property, including, without limitation, a separate listing of all Intellectual Property licensed by the Company to others. Unless otherwise indicated on Schedule 3.16(a), the Company owns the entire right, title and
               -----------------
interest in and to the Intellectual Property (including, without limitation, the exclusive and unrestricted right to use and license the same) and is not contractually obligated to pay any compensation or other amount to any third party in respect thereof. Each item constituting part of the Intellectual Property which is owned by the Company, to the extent indicated on Schedule
                                                                      --------
3.16(a), has been duly registered with, filed in or issued by, as the case may
  -----
be, the United States Patent and Trademark Office or such other government entities, domestic or foreign, as are indicated on Schedule 3.16(a), and such
                                                    ----------------
registrations,  filings  and  issuances  remain  in  full  force  and  effect.

          (b)         Schedule 3.16(a) also identifies all of the Intellectual
                      ----------------
Property used by the Company in its business which is owned or controlled by any shareholder, director, officer or employee of the Company. Except as set forth in Schedule 3.16(b) of the Disclosure Schedules, the Company will cause
          ----------------
full right, title and interest in any such Intellectual Property to be duly and effectively transferred to the Company as of or prior to the Effective Time, and no royalties will be due and payable by the Company or the Buyer with respect to such Intellectual Property.

          (c)        Except as set forth in Schedule 3.16(c) of the Disclosure
                                            ----------------
Schedules, all current and former employees and consultants of the Company have entered into non-disclosure and assignment of inventions agreements with the Company relating to Intellectual Property, substantially in the form of the agreements attached to Schedule 3.16(c) and previously furnished to the
                              ----------------
Buyer.

          (d) There are no pending or, to the knowledge of the Company and the Shareholders, threatened, proceedings, litigation or other adverse claims affecting or with respect to any part of the Intellectual Property, and, to the knowledge of the Company and the Shareholders, no Person is infringing the Intellectual Property. The Intellectual Property comprises all such rights necessary to permit the operation of the business of the Company in all material respects as it is now being conducted. None of the Intellectual
Property is subject to any material outstanding order, decree, judgment, stipulation, lien, charge, encumbrance or attachment other than as set forth in Schedule 3.16(d) of the Disclosure Schedules.
    -----------------

          (e)          Schedule  3.16(e) of the Disclosure Schedules lists all
                       -----------------
notices or claims (whether written or oral) received by the Company which claim infringement, violation or breach by the Company of any domestic and foreign letters patent, patents, patent applications and patent licenses; proprietary know-how and know-how licenses; inventions, discoveries, ideas, trade secrets and trade secret licenses; proprietary (including "confidential") information of every nature, and proprietary information licenses; software and software licenses, including all source code and object code, algorithms, architecture, structure, display screens, layouts, development tools, and documentation and media constituting, describing or relating to the foregoing; all moral rights or other similar rights of paternity, integrity or authorship; common law trademarks; trademarks and trademark registration applications and registrations therefor; service marks, registered service marks and service mark registration applications; trade names, registered trade names and trade name registration applications; domain names and URLs; common law copyrights, registered copyrights and copyright registration applications; and all other technical or technological information or intellectual property rights of every nature, owned or controlled by parties other than the Company or any of their respective directors,  officers  and  employees  (collectively,  "Others'  Intellectual
                                                       ---------------------
Property")  and  which  infringements,  violations  or breaches have, or could
       -
reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company and the Shareholders, except as set forth in Schedule 3.16(e), neither the Company nor either of the
                    -----------------
Shareholders  infringes,  violates  or  is  in  breach  of any part of Others'
Intellectual Property which is likely to result, individually or in the aggregate, in a Material Adverse Effect on the Company. The execution, delivery and performance by the Company and the Shareholders of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and, to the best knowledge of the Company and the Shareholders, the Buyer's ownership and usage of the Intellectual Property as presently used after the Effective Time, will not infringe, violate or breach any part of Others' Intellectual Property.

     3.17.  TAXES"3.17.TAXES".  (a)  The term "Taxes" as used herein means all
            -----      -----                   -----
federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, unemployment insurance, environmental, worker's compensation, Pension Benefit Guaranty Corporation premiums and all other taxes, fees, assessments or other charges of any kind similar to such Taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing taxes. The term
                          ---
"Returns"  as used herein means all returns, declarations, reports, statements
  ------
and other documents required to be filed in respect of Taxes, including information returns or reports with respect to backup withholding and other payments to third parties, and "Return" means any one of the foregoing
                                     ------
returns. All citations to the Code, or the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor
provisions  thereto.    The  Representations  and Warranties contained in this
Section 3.17 shall pertain to the period from the Company's inception up to and including the Effective Time.

          (b)          Except  as disclosed on Schedule 3.17 of the Disclosure
                                               -------------
Schedules, the Company has filed all Returns required to be filed by or on its behalf on a timely basis and such Returns are true, complete and correct in all material respects. None of the Returns filed or required to be filed by the Company contains or will contain a disclosure statement under former
Section 6661 or Section 6662 of the Code or any similar provision of any state, local or foreign law.

          (c)        Except as disclosed on Schedule 3.17(c) of the Disclosure
                                            -----------
Schedules, all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period ending on or prior to the Effective Time. The Company has withheld and paid over all Taxes required to have been withheld and paid over by it, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Liens on any of the assets of the Company with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, which reserves are fully reflected in the Financial Statements.

          (d)        Except as set forth in Schedule 3.17(d) of the Disclosure
                                            ----------------
Schedules, the amount of the Company's liability for unpaid Taxes for all periods ending as of or prior to the Effective Time does not, in the aggregate, exceed the amount of the net current liability accruals for Taxes set forth on the Balance Sheet, and the Company will incur no additional Taxes subsequent to the Balance Sheet Date until the Effective Time, except in the ordinary course of business and except for Taxes which do not have, and are not likely to have, a Material Adverse Effect.

          (e) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to any of the Returns have been given by or requested from the Company. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an appropriate reserve therefor has been established and is fully reflected in the Financial Statements. All material elections with respect to Taxes affecting the Company, as of the date hereof, are set forth in the Returns, other than any such elections which are not required to be included in the Returns, copies of which have been made available to Buyer. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exception in Sections 280G(b)(4) and 280G(b)(5) of the
Code) or (ii) any other amount for which a deduction would be disallowed under
Section 162(m) or Section 404 of the Code, except as may be contemplated by this Agreement or any Ancillary Agreement. The Company has not agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and the Company will not be required to make any such adjustment as a result of the acquisition of the Shares by the Buyer. Except as set forth in Schedule 3.17(e) to the Disclosure Schedules, the
                            -----------------
Company has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country. The Company is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. The Company is not and has not ever been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. None of the Shareholders nor any other holder of Company Common Stock is a
"foreign person" as that term is defined in Section 1445 of the Code. The Company is not (and has not ever been) a party to a tax-sharing agreement and has not assumed the liability of any other Person, for Taxes under contract. The Company has not ever been a member of a group of corporations filing a consolidated, unitary or combined Return. The Company has not taken any action that would have the effect of deferring any material liability for Taxes for the Company from any taxable period ending at or before the Effective Time to any taxable period thereafter. No consent has been filed under Section 341(f) of the Code with respect to the Company. The Company has not participated in or cooperated with any international boycott within the meaning of Section 999 of the Code. As of the Closing Date the ability of the Company to use its net operating loss and other carryovers will not have been affected by Sections 382, 383 or 384 of the Code (other than as a result of the Merger). To the best knowledge of the Company, no claim has ever been made by a tax authority in a jurisdiction where the Company does not file Returns that it is or may be subject to Tax in that jurisdiction. The transactions set forth in this Agreement are not subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Any adjustment of Taxes made by the Internal Revenue Service in any examination which is required to be reported to state, local, foreign or other taxing authorities has been so reported, and any additional Taxes due with respect thereto have been paid. No power of attorney has been granted by the Company, and is currently in force, with respect to any matter relating to Taxes.
Except  as  set  forth  in  Schedule  3.17(e) of the Disclosure Schedules,each
                            -----------------                            -
Company Option (as defined in Section 7.04 below) qualified, when granted, was an incentive stock option within the meaning of Section 422 of the Code.

     3.18.    EMPLOYEES"3.18.EMPLOYEES".    Schedule  3.18  of  the Disclosure
              ---------      ---------      --------------
Schedules sets forth a true and complete list of (a) the names, titles, annual salaries and other compensation of all employees of the Company (the "Employees") and the location at which such Employees regularly perform
         -
services for the Company and (b) the wage rates for non-salaried Employees of the Company (by classification). Any agreements or commitments between the
Company  and  any  Employee  concerning  such  Employee's  future  salary, compensation  or  terms  of  employment  are described in Schedule 3.18 of the
                                                          -------------
Disclosure Schedules. None of such Employees has indicated to the Company that he intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise. The Company has no employees represented by a union and the Company (i) is in compliance with all applicable laws and regulations respecting employment wages and laws and (ii) is not engaged in any unfair labor practice.

     3.19.    TRANSACTIONS  WITH  AFFILIATES"3.19.TRANSACTIONSWITHAFFILIATES".
              ------------------------------      --------------------------
Except as set forth in Schedule 3.19 of the Disclosure Schedules, there are no
                       -------------
loans, leases, royalty agreements or other continuing transactions between the Company, on the one hand, and any Affiliate of the Company, either of the Shareholders, any Affiliate of either Shareholder, or any member of either Shareholder's family, on the other hand. To the knowledge of the Company and the Shareholders, none of the officers or directors of the Company (a) has any material direct or indirect interest in any entity which does business with the Company; (b) has any direct or indirect interest in any property, asset or right which is used by the Company in the conduct of its business; or (c) has any contractual relationship with the Company other than such relationships which occur from being an officer, director or shareholder of the Company.

     3.20.    OTHER  INFORMATION"3.20.OTHERINFORMATION""2".    None  of  the
              ------------------      ----------------
documents or information delivered to the Buyer in connection with the transactions contemplated by this Agreement and the Ancillary Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     3.21.    INVESTMENT  REPRESENTATIONS3.21.    INVESTMENT  REPRESENTATIONS.
              ---------------------------         ---------------------------

          (a)        NO DISTRIBUTION(A)     NO DISTRIBUTION.  The Shareholders
                     ---------------        ---------------
are acquiring the shares of Buyer Stock solely for the purpose of investment for the Shareholders' own accounts, and not with a view to, or for resale in connection with, any distribution of such shares. Except as set forth in
Schedule 3.21 of the Disclosure Schedules, the Shareholders are not a party to
    ---------
any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation rights to any such Person or any third party with respect to such shares of Buyer Stock.

          (b)       INVESTOR QUALIFICATION"(B)INVESTORQUALIFICATION".  Each of
                    ----------------------    ---------------------
the Shareholders, either alone or with such Shareholder's purchaser representative, has such knowledge and experience in financial and business matters so as to enable the Shareholder to evaluate the merits and risks attendant to receipt of and investment in the Buyer Stock. The Shareholder is able to bear the risk of a complete loss of his investment in the Buyer Stock.

          (c)        RESTRICTIONS ON RESALE"(C)RESTRICTIONSONRESALE".  Each of
                     ----------------------    --------------------
the  Shareholders  acknowledges  and  understands  that:

               (i) The shares of Buyer Stock are being issued without registration under the 1933 Act based upon an exemption provided under the 1933 Act, and the Shareholder's representations contained in this Agreement are a material factor with respect to that exemption.

               (ii) The shares of Buyer Stock are "restricted securities" within the meaning of Rule 144 under the 1933 Act and as such may not be sold or disposed of other than pursuant to Rule 144, pursuant to an exemption from registration provided by the 1933 Act or pursuant to an effective registration statement thereunder.

               (iii) The Shareholder hereby consents to the 1933 Act Legend being placed on the certificates representing the Buyer Stock.

          (d)     ACCESS TO INFORMATION(D)     ACCESS TO INFORMATION.  Each of
                  ---------------------        ---------------------
the Shareholders acknowledges that he has had the opportunity to ask questions of and receive answers from officers and employees of the Buyer relating to the terms and conditions of this Agreement and the Ancillary Agreements. Each Shareholder has received and reviewed complete and accurate copies, as amended or supplemented, of the Buyer's SEC Reports (as defined in Section 4.08). Each Shareholder has had the opportunity to receive and review such other documents concerning the Buyer as the Shareholder has requested.

     3.22.   OPTION PLANS3.22.  OPTION PLANS.  Except as disclosed in Schedule
             ------------       ------------                          --------
3.22  of  the  Disclosure Schedules, the Board of Directors of the Company has
--
taken  all  necessary  action  (or  refrained  from  taking  action,  where
--
appropriate) under the Company Stock Option Plans (as defined in Section 7.04)
--
so that no Company Options (or any portion thereof) will be accelerated or entitled to receive cash or other property as a result of the consummation of the transactions contemplated hereby, but instead shall be assumed by the Buyer as provided in Sections 2.06(c) and 7.04 hereof.

     3.23.    VOTE  REQUIRED3.23.   VOTE REQUIRED. The affirmative vote of the
              --------------        -------------
holders of at least a majority of the outstanding shares of Company Common Stock are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

     3.24.    CONTENT  PROVIDER  AGREEMENTS3.24.  CONTENT PROVIDER AGREEMENTS.
              -----------------------------       ---------------------------

          (a)      Set forth in Schedule 3.24 of the Disclosure Schedules is a
                                -------------
list of all of the third-party providers of content for any of the Company's products or services (collectively, the "Content Providers"). The agreements
                                          -----------------
for the provision of content from the Content Providers are referred to herein as the "Content Provider Agreements".
          -----------------------------

          (b)          Except  as set forth in Schedule 3.24 of the Disclosure
                                               -------------
Schedules, all of such Content Provider Agreements are legally valid and binding obligations of the Company and the respective Content Providers and are in full force and effect, and, to the Company's knowledge, there exists no material default under any such Content Provider Agreements or any material breach of any of the provisions thereof on the part of the Company, and no event or condition which, upon the giving of notice or the passage of time, or both, would constitute a material default or material breach thereunder, including in each case, without limitation, a material breach of the proprietary rights of any Content Provider thereunder. Except as set forth in
Schedule  3.24  of  the  Disclosure  Schedules,  no Content Provider has given
------------
written  notice  to  the  Company  of  a  material  default under such Content
-----
Provider  Agreements  or  a breach of any of the terms thereof.  Except as set
-----
forth  in  Schedule  3.24  of  the  Disclosure Schedules, the operation of the
--         ------------
Company's  business as it is currently conducted, including without limitation
--
the sale of its products and services thereunder, does not materially conflict with any of the material terms and conditions of any of the Content Provider Agreements and, assuming that the Content Provider Agreements remain in effect in accordance with their terms and the conduct of the Company's business does not change, is not reasonably expected to result in a material default under, or a material breach with respect to any of the material terms and conditions of, any of the Content Provider Agreements, including, without limitation, the proprietary rights of any Content Provider.

          (c)          Except  as set forth in Schedule 3.24 of the Disclosure
                                               -----------
Schedules, each such Content Provider Agreement is in writing and the Company has originals or copies of all such Content Provider Agreements.

          (d)          Except  as set forth in Schedule 3.24 of the Disclosure
                                               -----------
Schedules,  the  execution  and  delivery  of this Agreement and the Ancillary
Agreements and the performance of the transactions contemplated hereby and thereby will not result in and of themselves either automatically or at the discretion of any Content Provider, in the termination of any of the Content Provider Agreements, or result either automatically or at the discretion of any of the Content Providers in any increase, acceleration or other change in any of the royalties, commissions, fees, disbursements or other costs (the "Costs of Content") payable to the Content Providers under any of the Content
   ---------------
Provider  Agreements.   Except as set forth in Schedule 3.24 of the Disclosure
                                               -----------
Schedules, except for ordinary accounts payable obligations, none of which exceed 90 days past due, the Company has made all payments currently due and payable under the Content Provider Agreements to the satisfaction of the applicable Content Provider, and to the Company's knowledge, there exists no material default under any such Content Provider Agreements or any material breach of any of the provisions thereof on the part of the Company. In the case of each Content Provider Agreement, any restrictive provisions contained in such Content Provider Agreement are limited solely to restrictions on the content provided thereunder. Without limiting the foregoing, none of the Content Provider Agreements require the Company to use the Content Provider as a sole source of content.


         ARTICLE IV"ARTICLEIV-REPRESENTATIONSANDWARRANTIESOFTHEBUYER"

                        REPRESENTATIONS AND WARRANTIES
                          OF THE BUYER AND MERGER SUB

     The Buyer and, where applicable, Merger Sub, hereby represent and warrant to the Company and the Shareholders that:

     4.01.  BINDING EFFECT4.01.  BINDING EFFECT.  Each of the Buyer and Merger
            --------------       --------------
Sub has full legal right, power and authority to enter into this Agreement and the Ancillary Agreements to be executed by it, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Buyer and Merger Sub and the consummation by the Buyer and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Buyer and Merger Sub, respectively, and no other corporate proceedings on the part of the Buyer or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors of the Buyer has determined that it is advisable and in the best interest of the Buyer's stockholders for the Buyer to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement. This Agreement and the Ancillary Agreements to be executed by the Buyer and Merger Sub have been duly and validly executed and delivered by the Buyer and Merger Sub, as the case may be, and constitute the legal, valid and binding obligation of the Buyer and Merger Sub, respectively, enforceable against it in accordance with their respective terms.

     4.02.  CORPORATE EXISTENCE AND POWER4.02.  CORPORATE EXISTENCE AND POWER.
            -----------------------------       -----------------------------
The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and authority and all governmental licenses, authorizations, consents and approvals required to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as now conducted. The Buyer is duly qualified to do business as a foreign corporation in the States of New York and California and the Commonwealth of Massachusetts and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     4.03.    GOVERNMENTAL  AUTHORIZATION"4.03.GOVERNMENTALAUTHORIZATION".
              ---------------------------      -------------------------

          (a) The execution, delivery and performance by the Buyer and Merger Sub of this Agreement and each of the Ancillary Agreements to be executed by them requires no action by or in respect of, or filing with, any Governmental Authority, other than compliance with any applicable requirements of the 1933 Act and United States state securities or "Blue Sky" laws and compliance with any applicable requirements of the Nasdaq Stock Market.

          (b) Except for consents, approvals or waivers or other actions which have been received by the Buyer or will be received by the Buyer prior to the Effective Time, no consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which the Buyer or Merger Sub is a party or by which it is bound is required or necessary for the execution, delivery and performance by the Buyer and Merger Sub of this Agreement and each of the Ancillary Agreements to be executed by the Buyer or Merger Sub or the consummation of the transactions contemplated hereby and thereby.

     4.04.    NON-CONTRAVENTION"4.04.NON-CONTRAVENTION""2".    The  execution,
              -----------------      -----------------
delivery and performance by the Buyer and Merger Sub of this Agreement and each of the Ancillary Agreements to be executed by them and the consummation of the transactions contemplated hereby and thereby does not and will not (i) contravene or conflict with the corporate charter or bylaws of the Buyer or Merger Sub, (ii) assuming compliance with the matters referred to in Section 4.03, materially contravene or conflict with any provision of any material law, regulation, judgment, injunction, order or decree binding upon or applicable to the Buyer or Merger Sub, (iii) assuming receipt of all required consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Buyer or Merger Sub or to a loss of any material benefit to which the Buyer or Merger Sub is entitled under any provision of any agreement, contract or other instrument binding upon the Buyer or Merger Sub or any permit held by the Buyer or Merger Sub or (iv) assuming the receipt of all required consents, result in the creation or imposition of any material Lien on any asset of the Buyer or Merger Sub.

     4.05.   FINDERS' FEES"4.05.FINDERS'FEES".  There is no investment banker,
             -------------      ------------
broker, "finder" or other intermediary which has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or commission from the Shareholders, the Company or any of their respective
Affiliates upon consummation of the transactions contemplated by this Agreement.

     4.06.    CAPITALIZATION"4.06.CAPITALIZATION".   (a)  The authorized share
              --------------      --------------
capital of the Buyer consists of (i) 25,000,000 million shares of Common Stock, $.01 par value per share, and (ii) 1,000,000 shares of Preferred Stock (the "Preferred Stock"). As of June 6, 1997, there were outstanding
       ----------------
14,658,446 shares of Buyer Stock and no shares of Preferred Stock.  Except for
      ---
outstanding stock options and warrants to acquire up to an aggregate of 5,674,414 shares of Buyer Stock, as of June 6, 1997 there were no outstanding
(i) shares of capital stock, other securities or phantom or other equity interests of the Buyer, (ii) securities of the Buyer convertible into or exchangeable for shares of capital stock or other securities of the Buyer or
(iii) options, warrants or other rights to acquire from the Buyer any capital stock, other securities or phantom or other equity interests of the Buyer.

          (b) The authorized share capital of Merger Sub consists of 3,000 shares of Common Stock, $.01 par value per share, of which 1,000 shares were outstanding as of the date hereof. As of the date hereof, there were no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of Merger Sub, (ii) securities of Merger Sub convertible into or exchangeable for shares of capital stock or other securities of Merger Sub or (iii) options, warrants or other rights to acquire from Merger Sub any capital stock, other securities or phantom or other equity interests of Merger Sub.

     4.07.  PURCHASE FOR INVESTMENT"4.07.PURCHASEFORINVESTMENT".  The Buyer is
            -----------------------      ---------------------
purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof; provided,
                                                                     --------
however,  that  the  disposition  of  the  Buyer's property shall at all times
      -
remain  within  the  sole  control  of  the  Buyer.

     4.08.  SEC REPORTS4.08.  SEC REPORTS.  The Buyer has previously furnished
            -----------       -----------
to the Company true and correct copies of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) its Quarterly Report on Form 10-Q for the first quarter of 1997; (iii) its Proxy Statement for the Annual Meeting of Stockholders held in 1997 and (iv) all other reports and registration statements filed by the Buyer with the United States Securities and Exchange Commission (the "SEC") under the 1934 Act and the 1933 Act since
                               ---
December 31, 1996 (other than Reports on Forms 3, 4 or 5), all in the forms so filed (collectively, the "SEC Reports"). The Company has no reason to believe
                          -----------
that, as of their respective dates, the SEC Reports did not comply in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, or contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements included in the SEC Reports has been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto) and fairly presents in all material respects the consolidated financial position of the Buyer as at its date or the results of operations, stockholders equity or cash flows, subject to normal year-end adjustments and any other adjustments described therein.

     4.09    BROADVIEW  FEE  PAYMENT  AGREEMENT4.09    BROADVIEW  FEE  PAYMENT
             ----------------------------------        -----------------------
AGREEMENT.    Buyer has entered into a Fee Payment Agreement (the "Fee Payment
        -                                                          -----------
Agreement")  with Broadview Associates ("Broadview") in substantially the form
 --------                                ---------
attached  hereto  as  Exhibit  3.
                      ----------

     4.10  ABSENCE OF CERTAIN CHANGES4.10  ABSENCE OF CERTAIN CHANGES.  Except
           --------------------------      --------------------------
as disclosed in a letter provided by Buyer to the Company contemporaneously with the execution of this Agreement (the "Buyer Update Letter"), since the date of the Buyer's Quarterly Report on Form 10-Q for the first quarter of 1997, the Company has conducted its business in the ordinary course of its business consistent with past practices and there has not been:

          (a) any Material Adverse Change or any event, occurrence, development or state of affairs which would require the filing of any report or other filing with the SEC that was not so filed;

          (b) any amendment to the Buyer's Certificate of Incorporation or By-Laws; or

          (c) any damage, destruction or casualty loss of or to any assets of the Buyer (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect to Buyer.

     4.11    VALID ISSUANCE4.11  VALID ISSUANCE.  The shares of Buyer Stock to
             --------------      --------------
be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.


                   ARTICLE V"ARTICLEV-COVENANTSOFTHESELLER"

                 COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

     The  Company  and  the  Shareholders  agree  that:

     5.01.    CONDUCT  OF  THE COMPANY"5.01.CONDUCTOFTHECOMPANY""2".  From the
              ------------------------      -------------------
date hereof until the Effective Time, the Company and the Shareholders shall, and the Shareholders shall cause the Company to, conduct its businesses in the ordinary course consistent with past practices and to use their best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, the Company and the Shareholders will not, and the Shareholders will not permit the Company, without the prior written consent of the Buyer, which such consent shall not be unreasonably withheld, to:

          (a) adopt or propose any change in its corporate charter or bylaws;

          (b) merge or consolidate with any other Person or acquire a material amount of assets or share capital of any other Person;

          (c) sell, lease, license or otherwise dispose of any material assets or property or enter into any distribution agreement with respect to any of its products except (i) pursuant to existing contracts or commitments or (ii) in the ordinary course of its business consistent with past practices;

          (d) effect any direct or indirect redemption, purchase or other acquisition of any Company Securities, or declare, set aside or pay any dividend or make any other distribution of assets of any kind whatsoever with respect to any Company Securities;

          (e) issue any Company Securities, except pursuant to the exercise of Company Options outstanding on the date hereof and the issuance of additional stock options exercisable to purchase up to a maximum of 20,000 shares of Company Common Stock;

          (f) enter into any license agreement in which the Company is either a licensor or licensee or any OEM, distributor, or other reseller agreement, or any Content Provider Agreement, involving annual payments either to or from the Company in excess of $50,000 in the aggregate;

          (g) enter into any agreements or commitments involving expenditures by the Company in excess of $50,000 singly or $100,000 in the aggregate, or incur any liabilities, contingent or otherwise, in excess of $50,000 singly or $100,000 in the aggregate, except for the refinancing, renewal or replacement of lines of credit existing as of the date hereof and disclosed in the Disclosure Schedules, and except for an increase in the Company's existing bank line of credit to up to $750,000 in the aggregate and new equipment and lease lines of up to $150,000 in the aggregate;

          (h) take any action which would have the effect of preventing the Buyer from accounting for the Merger as a "pooling-of-interests"; or

          (i)          agree  or  commit  to  do  any  of  the  foregoing.

Neither the Company nor either of the Shareholders will, and neither of the Shareholders will permit the Company to, (i) take or agree or commit to take any action that would make any representation and warranty of the Company or either of the Shareholders under this Agreement on the date of its execution and delivery inaccurate in any respect at, or at any time prior to the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

     5.02.  ACCESS TO INFORMATION"5.02.ACCESSTOINFORMATION""2".  From the date
            ---------------------      -------------------
hereof until the Effective Time, the Company and the Shareholders shall, and the Shareholders shall cause the Company, to (a) give the Buyer, its counsel, financial advisors, financing sources, auditors and other authorized representatives full access to the offices, properties, books and records of the Company, (b) furnish the Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request and (c) instruct the employees, counsel and financial advisors of the Company to cooperate with the Buyer in its investigation of the Company, except to the extent any such access or disclosure is prohibited by a confidentiality obligation binding upon the Company as of the date of this Agreement pursuant to a Content Provider Agreement and disclosed in the Disclosure Schedules; and provided in any case that no investigation pursuant
                           --------------------
to this Section shall affect any representation or warranty given by the Company or either of the Shareholders.

     5.03.    NOTICES  OF  CERTAIN  EVENTS"5.03.NOTICESOFCERTAINEVENTS".   The
              ----------------------------      ----------------------
Company and the Shareholders will, and the Shareholders will cause the Company to, promptly notify the Buyer of:

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and/or the Ancillary Agreements;

          (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement and/or the Ancillary Agreements; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Company and/or either of the Shareholders which are required to be disclosed pursuant to Section 3.11.

     5.04.    NO  NEGOTIATIONS  WITH  THIRD
              -----------------------------
PARTIES"5.04.NONEGOTIATIONSWITHTHIRDPARTIES".   From the date hereof until the
            --------------------------
earlier of the Effective Time or the date on which this Agreement is terminated, none of the Shareholders, the Company nor any of their respective Affiliates, agents or representatives, shall, directly or indirectly, encourage, solicit or engage in any discussions or negotiations with, or provide any information to, any Person or group concerning the possible acquisition by such third party of all or any part of the business of the Company, whether by purchase of assets, stock, merger or otherwise, other than as contemplated or permitted by this Agreement. Each of the Company and the Shareholders agrees to, and the Shareholders agree to cause the Company to, promptly notify the Buyer of any indication of interest by any Person with respect to any such possible transaction.

     5.05.    CONFIDENTIALITY"5.05.CONFIDENTIALITY".    Prior to the Effective
              ---------------      ---------------
Time and after any termination of this Agreement, the Company and the Shareholders will hold, and the Shareholders will cause the Company and its Affiliates to hold, and use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Buyer or any of its Affiliates furnished to the Shareholders, the Company or any of their Affiliates in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, and (after the Effective Time) all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the Company or the Shareholders, (ii) in the public domain through no fault of the Company or the Shareholders or (iii) later lawfully acquired by the Company or the Shareholders from sources other than the Buyer; provided that the Company may disclose such information to its
             --------
officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement, in each case so long as such Persons are informed by the Company of the confidential nature of such information and are directed by the Company and agree to treat such information confidentially. The obligation of the Shareholders, the Company and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, the Company, the Shareholders and their respective Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Buyer, upon request in the Buyer's sole discretion, all documents and other materials, and all copies thereof, obtained by the Shareholders, the Company, and/or their Affiliates or on their behalf from the Buyer in connection with this Agreement that are subject to such confidence. The terms of this Agreement and the Ancillary Agreements shall be treated as confidential information of Buyer for purposes of this Section.

     5.06.   CONTINUING DISCLOSURE"5.06.CONTINUINGDISCLOSURE""2".  The Company
             ---------------------      --------------------
and the Shareholders shall have the continuing obligation promptly to advise the Buyer with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a Schedule in the Disclosure Schedules, or that constitutes a breach or prospective breach of this Agreement by the Company or either of the Shareholders. The delivery of any such notice shall not affect the Buyer's remedies hereunder.

     5.07.   SHAREHOLDER APPROVAL5.07.  STOCKHOLDER APPROVAL.  The Company and
             --------------------       --------------------
the Shareholders shall promptly convene a duly and validly constituted meeting of the shareholders of the Company, or prepare and circulate to the shareholders of the Company a written consent in lieu of meeting, for the purposes of obtaining the approval of the Merger by such shareholders in accordance with California law and shall use their respective best efforts to obtain such approval as promptly as possible after the execution of this Agreement.

     5.08.    APPROVAL  OF  PARACHUTE  PAYMENTS5.08.    APPROVAL  OF PARACHUTE
              ---------------------------------         ----------------------
PAYMENTS.    With  respect  to  all  payments  that  would  constitute "excess
       -
parachute  payments"  (within the meaning of Section 280G of the Code) but for
       -
the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code, the Company shall obtain the shareholder approval described in Section 280G(b)(5)(B) of the Code so that such payments will not be nondeductible under Section 280G of the Code and will not be subject to the tax imposed under Section 4999 of the Code.


                   ARTICLE VI"ARTICLEVI-COVENANTSOFTHEBUYER"

                            COVENANTS OF THE BUYER

     The  Buyer  agrees  that:

     6.01.    CONFIDENTIALITY"6.01.CONFIDENTIALITY".    Prior to the Effective
              ---------------      ---------------
Time and after any termination of this Agreement, the Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company or any of its Affiliates and the Shareholders furnished to the Buyer or its Affiliates in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the Buyer, (ii) in the public domain through no fault of the Buyer or (iii) later lawfully acquired by the Buyer from sources other than the Company or the Shareholders; provided that
                                                                 --------
the Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement in each case so long as such
Persons are informed by the Buyer of the confidential nature of such information and are directed by the Buyer and agree to treat such information confidentially. The obligation of the Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, the Buyer and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company or either of the Shareholders (with respect to documents and materials pertaining to such Shareholder), upon request in the sole discretion of the Company or either Shareholder (with respect to documents and materials pertaining to such Shareholder), all documents and other materials, and all copies thereof, obtained by the Buyer or its Affiliates or on their behalf from the Shareholders or the Company in connection with this Agreement that are subject to such confidence.

     6.02.   ACCESS"6.02.ACCESS".  After the Effective Time, Buyer will afford
             ------      ------
promptly to the Shareholders and their agents reasonable access to their properties, books, records, employees and auditors to the extent necessary to permit the Shareholders to determine any matter relating to their rights and obligations hereunder or to any period ending prior to the Effective Time. The Shareholders will hold, and will cause their accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and the Subsidiaries provided to them pursuant to this Section.

     6.03.  DOCUMENTS TO BE FURNISHED"6.03.DOCUMENTSTOBEFURNISHED".  The Buyer
            -------------------------      ----------------------
shall furnish to the Shareholders promptly after such documents are available to the Buyer's stockholders all reports, statements, documents and other items the Buyer delivers, or is required to deliver, to its stockholders prior to the Effective Time.

     6.04.    NOTICES  OF CERTAIN EVENTS6.04.  NOTICES OF CERTAIN EVENTS.  The
              --------------------------       -------------------------
Buyer and Merger Sub will promptly notify the Company and the Shareholders of:

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and/or the Ancillary Agreements;

          (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement and/or the Ancillary Agreements; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Buyer.

     6.05.    CONTINUING  DISCLOSURE6.05.    CONTINUING DISCLOSURE.  The Buyer
              ----------------------         ---------------------
shall have the continuing obligation promptly to advise the Company and the Shareholders with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would constitute a breach or prospective breach of this Agreement by Buyer or Merger Sub. The delivery of any such notice shall not affect the Company's or the Shareholders' remedies hereunder.



                 ARTICLE VII"ARTICLEVII-COVENANTSOFALLPARTIES"

                           COVENANTS OF ALL PARTIES

     The  parties  hereto  agree  that:

     7.01.    BEST  EFFORTS"7.01.BESTEFFORTS".    Subject  to  the  terms  and
              -------------      -----------
conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including the seeking and obtaining of any consents or approvals required to be obtained by it to consummate the transactions contemplated hereby or by the Ancillary Agreements. Each of the Company, the Shareholders and the Buyer agree, and the Shareholders, prior to the Effective Time, and the Buyer, after the Effective Time, agree to cause the Company to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     7.02.    CERTAIN FILINGS"7.02.CERTAINFILINGS".  The Company and the Buyer
              ---------------      --------------
shall cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and
(b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     7.03.    PUBLIC  ANNOUNCEMENTS"7.03.PUBLICANNOUNCEMENTS""2".  The parties
              ---------------------      -------------------
agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law
(including, without limitation, the 1933 Act, the 1934 Act or any rules or regulations thereunder) or any listing agreement with any securities exchange or similar entity (including, without limitation, the Nasdaq National Market), will not issue any such press release or make any such public statement prior to the execution of this Agreement unless approved verbally by Roy Folk on behalf of the Company.

     7.04.    ASSUMPTION OF COMPANY STOCK OPTIONS.7.04.  ASSUMPTION OF COMPANY
              -----------------------------------        ---------------------
STOCK  OPTIONS.
 -------------

          (a) At the Effective Time, the Company's obligations with respect to each outstanding option to purchase shares of Company Common Stock (each, a "Company Option") under the Company's 1994 Incentive Stock Option
            ---------------
Plan, 1995 Incentive Stock Option Plan and 1996 Stock Option Plan (the "Company Stock Option Plans"), whether vested or unvested, shall be assumed by
       --------------------
the Buyer. Each Company Option so assumed by the Buyer under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plans and option agreement pursuant to which such Company Option was issued as is in effect immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of shares of Buyer Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Buyer Stock and (ii) the per share exercise price for the shares of Buyer Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

          (b) It is the intention of the parties that the Company Options assumed by the Buyer qualify following the Effective Time as incentive stock options  as  defined  in  the Code ("ISO's") to the extent the Company Options
                                     -----
qualified as ISO's prior to the Effective Time, provided, however, that no representation is made by any party to that effect.

          (c) After the Effective Time, the Buyer will issue to each holder of an outstanding Company Option an agreement evidencing the foregoing assumption of such Company Option by the Buyer, in substantially the form set forth in Schedule 7.04 attached hereto.
           --------------

          (d) The Buyer will file a registration statement on Form S-8 with the SEC covering the Company Options assumed by the Buyer under this Section promptly after the Effective Time.

                  ARTICLE VIII"ARTICLEVIII-EMPLOYEEBENEFITS"

                               EMPLOYEE BENEFITS

     8.01.    EMPLOYEE BENEFITS DEFINITIONS"8.01.EMPLOYEEBENEFITSDEFINITIONS".
              -----------------------------      ---------------------------
The  following  terms,  as  used  herein,  shall  have the following meanings:

          "Benefit  Arrangement"  means  each  employment,  severance or other
           --------------------
similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Shareholders, the Company or any Subsidiary or any of their Affiliates and (iii) covers any employee or former employee of the Company or any of its Subsidiaries.

          "Employee Plans" means each "employee benefit plan", as such term is
           --------------              ---------------------
defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company, any Subsidiary or any of their ERISA Affiliates, as the case may be.

          "ERISA" means the Employment Retirement Income Security Act of 1974,
           -----
as  amended.

          "ERISA  Affiliate"  of  any  entity  means  any  other  entity that,
           ----------------
together with such entity, would be treated as a single employer under Section 414 of the Code.

          "Multiemployer  Plan"  means  each  Employee  Plan  that  is  a
           -------------------
multiemployer  plan,  as  defined  in  Section  3(37)  of  ERISA.
           -

     8.02.    EMPLOYEE  BENEFIT
              -----------------
REPRESENTATIONS"8.02.EMPLOYEEBENEFITREPRESENTATIONS".   The Company represents
            ----------------
and  warrants  to  the  Buyer  that:

          (a)          Schedule  8.02 lists each Employee Plan that covers any
                       --------------
employee of the Company or any of its Subsidiaries, copies or descriptions of all of which have previously been made available or furnished to the Buyer. With respect to each Employee Plan, the Company has provided the most recently filed Form 5500 and an accurate summary plan description. The Company has provided the Buyer with complete age, salary, service and related data as of the most recent practicable date for employees of the Company.

          (b)          Schedule  8.02  also  includes  a  list of each Benefit
                       --------------
Arrangement of the Company, copies or descriptions of which have been made available or furnished previously to the Buyer.

          (c)       Except as set forth in Schedule 8.02, none of the Employee
                                           -------------
Plans  or  other  arrangements  listed  on Schedule 8.02 covers any non-United
                                           -------------
States  employee  or  former  employee  of  the  Company.

          (d)        No "prohibited transaction", as defined in Section 406 of
                         ----------------------
ERISA or Section 4975 of the Code, has occurred to the knowledge of the Company or the Shareholders with respect to any Employee Plan.

          (e) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. The Company and its Affiliates have not incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

          (f)       Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to the Buyer copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

          (g) Each Employee Plan and each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

          (h) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

          (i) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending at the Effective Time, will be discharged and paid prior to the Effective Time except to the extent reflected on the Balance Sheet. Except as disclosed in writing to the Buyer prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Shareholders or any of their ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

          (j) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in
Section  5000(b)(1)  of  the  Code.

          (k) No employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

          (l) The Company does not have, and is it not reasonably expected to have, any liability under Title IV of ERISA.

     8.03.    NO  THIRD  PARTY  BENEFICIARIES"8.03.NOTHIRDPARTYBENEFICIARIES".
              -------------------------------      -------------------------

          (a) No provision of this Article VIII shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of continued employment (or resumed employment) with the Company and no provision of this Article VIII shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by the Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Effective Time any Employee Plan or Benefit Arrangement.

          (b) Notwithstanding the foregoing, Employees of the Company shall be eligible following consummation of the Merger to participate in Employee Plans and Benefit Arrangements of Buyer on the same basis as employees of Buyer generally, including, to the extent permissible under the terms of such Employee Plan or Benefit Arrangement, with full credit for employment with the Company for purposes of eligibility and vesting.


                   ARTICLE IX"ARTICLEIX-CONDITIONSTOCLOSING"

                           CONDITIONS TO THE MERGER

     9.01.    CONDITIONS  TO  THE  OBLIGATIONS  OF  EACH
              ------------------------------------------
PARTY"9.01.CONDITIONSTOTHEOBLIGATIONSOFEACHPARTY".  The respective obligations
            ------------------------------------
of each party to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) No proceeding challenging this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (b) All actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Closing shall have been obtained.

          (c) This Agreement and the Merger shall have been authorized and approved by the requisite vote of the shareholders of the Company.

     9.02.    ADDITIONAL  CONDITIONS  TO  OBLIGATION  OF  THE
              -----------------------------------------------
BUYER"9.02.CONDITIONSTOOBLIGATIONOFTHEBUYER".   The obligation of the Buyer to
            -------------------------------
consummate the Merger is subject to the satisfaction of the following further conditions:

          (a)(i) The Company and the Shareholders shall have performed in all material respects all of their obligations hereunder required to be performed as of or prior to the Effective Time, (ii) the representations and warranties of the Company and the Shareholders contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by the Company or the Shareholders pursuant hereto, shall be true and correct at and as of the Effective Time, as if made at and as of such date and (iii) the Buyer shall have received a certificate signed by the Company and the Shareholders to the foregoing effect.

          (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by the Buyer of the business of the Company after the Effective Time, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (c) The Buyer shall have received an opinion of Company Counsel, dated the Closing Date, in form and substance reasonably satisfactory to Buyer and Buyer's Counsel, covering the matters set forth in Schedule 9.02(c)
                                                              ----------------
attached  hereto.

          (d) The Company shall have received and provided copies to Buyer of all consents, authorizations or approvals from the Governmental Authorities referred to in Section 3.03(a), in each case in form and substance reasonably satisfactory to the Buyer, and no such consent, authorization or approval shall have been revoked.

          (e) The Buyer shall have received all other closing documents specified in Section 2.02 of this Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to the Buyer.

          (f) Each of the Shareholders shall have executed and delivered to the Buyer a Noncompetition Agreement.

          (g) There shall have been no Material Adverse Change with respect to the Company as of or prior to the Effective Time.

          (h) There shall be no action, suit, investigation or proceeding pending or threatened against or affecting the Company or any Subsidiary or any of their respective properties before any court, arbitrator or Governmental Authority.

          (i) The Company shall have delivered to the Buyer the resignations of all officers and directors of the Company from their positions with the Company at or prior to the Effective Time, unless otherwise specified by the Buyer.

          (j) The Dissenting Shares shall not constitute more than 4% of the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

          (k) Any registration rights, rights of first refusal, rights to any liquidation preference or redemption rights of any Company shareholder shall have been terminated or irrevocably waived as of the Closing.

          (l)          [Intentionally  Omitted.]

          (m) The Buyer shall have received a written opinion from Coopers & Lybrand L.L.P. ("Coopers"), dated as of the Effective Time and satisfactory
                    -------
to the Board of Directors of the Buyer, to the effect that, in the opinion of Coopers, the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with the terms of this Agreement.

          (n) Each affiliate of the Company shall have executed and delivered to the Buyer an Affiliate Agreement in substantially the form attached hereto as Exhibit 9.02(n) (each, an "Affiliate Agreement"), and each
                    ---------------            -------------------
such  Affiliate  Agreement  shall  be  in  full  force  and  effect.

          (o) The Company shall have delivered to Buyer a clearance certificate or similar document(s) to the extent required by any tax authority to relieve Buyer of any obligation to withhold Taxes in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. The Company shall have paid any sales, use, transfer and documentary Taxes and recording and filing fees applicable to the consummation of the transactions contemplated by this Agreement. The Company shall have delivered to Buyer a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-1(c)(3) in a form reasonably acceptable to Buyer.

     9.03.    ADDITIONAL  CONDITIONS  TO  OBLIGATION  OF  THE  COMPANY9.03.
              --------------------------------------------------------
ADDITIONAL  CONDITIONS  TO  OBLIGATION OF THE COMPANY.  The obligations of the
         --------------------------------------------
Company and the Shareholders to consummate the Closing are subject to the satisfaction of the following further conditions:

          (a)(i) The Buyer and Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Buyer and Merger Sub contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by the Buyer pursuant hereto shall be true and correct at and as of the Effective Time, as if made at and as of such date and (iii) the Company shall have received a certificate signed by the President and the Chief Financial Officer of the Buyer to the foregoing effect.

          (b) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (c) The Company shall have received an opinion of Buyer's Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Company and Company Counsel covering the matters set forth in Schedule
                                                                      --------
9.03(c).
-------

          (d) The Buyer shall have received all consents, authorizations or approvals from the Governmental Authorities referred to in Section 4.03, in each case in form and substance reasonably satisfactory to the Shareholders, and no such consent, authorization or approval shall have been revoked.

          (e) The Buyer shall have executed and delivered to the Shareholders the Registration Rights Agreement and the Buyer and Broadview shall have executed the Fee Payment Agreement.

          (f) There shall have been no material adverse change in the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Buyer since the Balance Sheet Date.

          (g) There shall be no action, suit, investigation or proceeding pending or threatened against or affecting the Buyer or any of its properties before any court, arbitrator or Government Authority, except for the amended consolidated securities class action lawsuit filed against the Buyer and certain other parties in the U.S. District Court for the District of Massachusetts on February 28, 1997.

          (h) In connection with the Shareholders' employment by Buyer following the Merger, the Buyer shall have granted the Shareholders incentive stock options (each, a "Shareholder Option") under the Buyer's Amended and
                            ------------------
Restated 1989 Stock Option Plan, as amended, exercisable for the purchase of an aggregate of 250,000 shares of Buyer Stock, at an exercise price equal to the last sale price of Buyer Stock on the Nasdaq National Market on the day immediately preceding the Closing Date, each such Shareholder Option to vest over a four-year period commencing upon the Effective Time on the Closing Date, as follows: (x) 12.5% of each Shareholder Option shall become exercisable on the six-month anniversary of the Closing Date, (y) an additional 12.5% of each Shareholder Option shall become exercisable on the one-year anniversary of the Closing Date (the "One-Year Anniversary") and (z)
                                                --------------------
the remaining 75% of each Shareholder Option shall become exercisable in 35 equal monthly installments commencing on the last day of the month immediately following the month of the One Year Anniversary.


                 ARTICLE X"ARTICLEX-SURVIVAL;INDEMNIFICATION"

                           SURVIVAL; INDEMNIFICATION

     10.01.    SURVIVAL"10.01.SURVIVAL".    The  covenants,  agreements,
               --------       --------
representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of any party until March 31, 1998; provided,
                                                                     ---------
however, that the covenants, agreements, representations and warranties set forth in Sections 3.17 and 9.02(o) shall survive until the applicable statutes of limitations with respect to Taxes shall have expired. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 10.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. Notwithstanding anything herein to the contrary, this Article 10 shall survive the Closing and the termination of this Agreement.

     10.02.    INDEMNIFICATION"10.02.INDEMNIFICATION". (a) Each shareholder of
               ---------------       ---------------
the Company (individually, a "Company Shareholder" and collectively, the "Company Shareholders") , jointly and severally, hereby indemnifies Buyer and, effective at and as of the Effective Time, without duplication, the Company against, and hold them harmless from, any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss") incurred or suffered by the Buyer or the
                              ----
Company arising out of any misrepresentation or breach of warranty or covenant made or to be performed by the Company or either or any Company Shareholder pursuant to this Agreement; provided that (x) no Company Shareholder shall be
                             --------
liable for greater than his pro rata share of any Loss (calculated based on each Company Shareholder's relative percentage ownership of Company Common Stock immediately prior to the Effective Time as between all of the Company Shareholders) and (y) the maximum aggregate liability of the Company Shareholders under this Section shall not exceed 10% of the aggregate Merger Consideration received by the Company Shareholders, payable in accordance with paragraph (d) of this Section 10.02.

          (b) The Buyer hereby indemnifies the Company Shareholders against and agrees to hold the Company Shareholders harmless from any and all Loss incurred or suffered by such Company Shareholders arising out of any misrepresentation or breach of warranty or covenant made or to be performed by the Buyer pursuant to this Agreement, including, without limitation, any misrepresentation or breach of warrant or covenant made in or required to be performed by Buyer pursuant to the terms of the Fee Payment Agreement; provided that the Buyer's maximum liability under this Section shall not exceed 10% of the aggregate Merger Consideration received by the Company Shareholders. In the event that Buyer shall be liable for any Loss under this
Section 10.02, Buyer's liability must be satisfied solely by issuing and delivering to the Company Shareholders the number of shares of Buyer Stock determined by dividing (i) the aggregate dollar amount of such liability by
(ii) the closing sale price of Buyer Stock on the Nasdaq National Market on the Closing Date, as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Buyer between the Effective Time and the date of delivery of such shares.

          (c) The Indemnifying Party (as defined below) shall not be liable for indemnification pursuant to this Section 10.02 until such time as the total amount of all Losses exceeds Seventy-Five Thousand dollars
($75,000),  and  then  only  to  the  extent  of  such  excess.

          (d) In the event that any Company Shareholders shall be liable for any Loss under this Section 10.02, such Company Shareholder must, to the extent that such Company Shareholder continues to hold shares of Buyer Stock, satisfy such liability by delivering to Buyer for cancellation on the stock records of Buyer the number of shares of Buyer Stock determined by dividing
(i) the aggregate dollar amount of such liability by (ii) the closing sale price of Buyer Stock on the Nasdaq National Market on the Closing Date, as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Buyer between the Effective Time and the date of delivery of such shares. If the Company Shareholder certifies to the Company that the Company Shareholder no longer holds any shares of Buyer Stock, the Company Shareholder shall instead satisfy any liability hereunder through a cash payment.

     10.03.    PROCEDURES;  NO  WAIVER"10.03.PROCEDURES;NOWAIVER""2".  (a) The
               -----------------------       -------------------
party  seeking  indemnification  under Section 10.02 (the "Indemnified Party")
                                                           -----------------
agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement
       ------------------
of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

          (b) No waiver of a closing condition by either the Buyer or the Shareholders shall limit its rights under Section 10.02.


                       ARTICLE XI"ARTICLEXI-TERMINATION"

                                  TERMINATION

     11.01.    GROUNDS  FOR  TERMINATION"11.01.GROUNDSFORTERMINATION".    This
               -------------------------       ---------------------
Agreement  may  be  terminated  at  any  time  prior  to  the  Effective Time:

          (i) by mutual written agreement duly authorized by the Board of Directors of the Buyer and the Company;

          (ii) by either the Buyer or the Company if the Merger shall not have been consummated on or before June 30, 1997 (provided that the right to terminate this Agreement under this subsection shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

          (iii) by either the Buyer or the Company if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction;

          (iv) by the Buyer in the event of a material breach by the Company or the Shareholders of any of their covenants, representations or warranties set forth herein and the Company or the Shareholders, as the case may be, fail to cure such breach within 15 days of written notice of such material breach from the Buyer; or

          (v) by the Company in the event of a material breach by the Buyer of any of its covenants, representations or warranties set forth herein and the Buyer fails to cure such breach within 15 days of written notice of such material breach from the Company.

     The  party desiring to terminate this Agreement pursuant to clauses (ii),
(iii),  (iv)  or (v) shall give notice of such termination to the other party.

     11.02.    EFFECT  OF  TERMINATION"11.02.EFFECTOFTERMINATION""2".  If this
               -----------------------       -------------------
Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from
                           --------
the willful failure of any party to fulfill a condition to the performance of the obligations of another party or from the failure to perform a covenant of this Agreement or from a breach of any representation or warranty by any party to this Agreement, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 5.05, 6.01, 7.03 and 12.03 shall survive any termination hereof pursuant to Section 11.01.

     11.03        BREAK-UP FEE11.03     BREAK-UP FEE.  In the event that Buyer
                  ------------          ------------
shall announce the execution of this Agreement prior to the consummation of the Merger, then, in the event that the Merger is not consummated prior to 5:00 p.m. Eastern Standard Time on the later to occur of (i) the seventh day after the execution of this Agreement or (ii) the day on which all of the Company's and the Shareholders' conditions to Buyer's obligation to consummate the Merger set forth in Section 9.02 of this Agreement are satisfied in full (assuming for purposes of this clause (ii) the full satisfaction of any conditions which were not satisfied solely because Buyer acted or failed to act with the intention of causing such failure of satisfaction), Buyer shall immediately pay the Company the sum of Two Hundred Thousand dollars ($200,000) cash (the "Break-up Fee"), provided, however, that the Company shall
                               ------------------
immediately return the Break-up Fee to Buyer in the event that the Merger is consummated on or before June 30, 1997 or both parties agree in writing to continue negotiations for the consummation of the Merger beyond June 30, 1997. Notwithstanding the foregoing, upon the satisfaction in full of the conditions to the Buyer's obligations set forth in Section 9.02 and the filing of the Agreement of Merger with the Secretary of State of the State of California pursuant to Section 2.02, the preceding 7-day period shall be suspended and Buyer shall have no obligation to pay the Break-up Fee to the Company pending the Secretary of State's review and approval of the Merger, for so long as the parties are engaged in efforts to obtain such approval. If the Secretary of State's approval is not so obtained and the Merger does not become effective due to Individual's failure to proceed with such efforts, Individual shall promptly pay the Break-up Fee to the Company.


                     ARTICLE XII"ARTICLEXII-MISCELLANEOUS"

                                 MISCELLANEOUS

     12.01.    NOTICES"12.01.NOTICES".    All  notices,  requests  and  other
               -------       -------
communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          if  to  the  Buyer,  to:

     Individual,  Inc.
8  New  England  Executive  Park  West
Burlington,  MA    01803
Attention:    President
Telecopy:  (617)  273-6060

          with  a  copy  to:

     William  B.  Asher,  Jr.,  Esq.
Testa,  Hurwitz  &  Thibeault,  LLP
High  Street  Tower
125  High  Street
Boston,  MA    02110
Telecopy:    (617)  248-7100

          if  to  the  Company,  to:

     ClariNet  Communications  Corp.
               4880  Stevens  Creek  Boulevard
               Suite  206
               San  Jose,  California  95129
               Attention:    President
     Telecopy:    (408)  296-1668

          with  a  copy  to:

     James  C.  Kitch,  Esq.
               Cooley  Godward  LLP
     Five  Palo  Alto  Square
               3000  El  Camino  Real
               Palo  Alto,  California  94306-2155
     Telecopy:    (415)  857-0663

          if  to  the  Shareholders,  to:

     The Shareholders at the addresses set forth on the signature pages hereto.


     12.02.    AMENDMENTS;  NO  WAIVERS"12.02.AMENDMENTS;NOWAIVERS".  (a)  Any
               ------------------------       --------------------
provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by all of the parties hereto.

          (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     12.03.    EXPENSES"12.03.EXPENSES".    All costs and expenses incurred in
               --------       --------
connection with this Agreement shall be paid by Buyer if such costs and expenses were incurred on behalf of Buyer, its shareholders or Merger Sub and by the Shareholders if such costs and expenses were incurred on behalf of the Company or the Shareholders, provided, however, that (i) if the Merger is consummated, Buyer shall pay all reasonable, documented accounting and legal fees and expenses incurred on behalf of the Company and the Shareholders in connection with the Merger and (ii) Buyer shall pay the expenses of Broadview Associates pursuant to the Fee Payment Agreement. Any such expenses of the Company and the Shareholders paid by Buyer shall be assumed and paid directly by Buyer and shall only include such expenses which are permitted to be assumed and paid directly by Buyer under Revenue Ruling 73-54 1973-1 C.B. 187.

     12.04.    SUCCESSORS  AND  ASSIGNS"12.04.SUCCESSORSANDASSIGNS".    The
               ------------------------       --------------------
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that
                                                                 --------
no party may assign, delegate or otherwise transfer any of his or its rights or obligations under this Agreement without the consent of the other parties hereto, except that the Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the Shares or the right to purchase all or a portion of the Shares, but no such transfer or assignment will relieve the Buyer of its obligations hereunder.

     12.05.    FURTHER  ASSURANCES"12.05.FURTHERASSURANCES""2".   From time to
               -------------------       -----------------
time after the Closing, at the request of a party hereto and without further consideration, the other party will execute and deliver to such requesting party such other documents, and take such other action, as such party may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in the Buyer good, valid and marketable title to the Shares, or to vest in the Shareholders good, valid and marketable title to the shares of Buyer Stock, as the case may be.

     12.06.    GOVERNING  LAW"12.06.GOVERNINGLAW".    This  Agreement shall be
               --------------       ------------
construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of laws rules of such State.

     12.07.    COUNTERPARTS;  EFFECTIVENESS"12.07.COUNTERPARTS;EFFECTIVENESS".
               ----------------------------       --------------------------
This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute the same instrument with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart or counterparts hereof signed by the other parties hereto.

     12.08.    ENTIRE AGREEMENT"12.08.ENTIREAGREEMENT""2".  This Agreement and
               ----------------       ---------------
the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     12.09.    CAPTIONS"12.09.CAPTIONS".  The captions herein are included for
               --------       --------
convenience of reference only and shall be ignored in the construction or interpretation hereof.

     12.10.    JURISDICTION"12.10.JURISDICTION".    Any  action  or proceeding
               ------------       ------------
seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the federal or state courts of The Commonwealth of Massachusetts, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

INDIVIDUAL,  INC.


     By:
          Name:
     Title:

CN  MERGER  CORP.


     By:
          Name:
     Title:

CLARINET  COMMUNICATIONS  CORP.


     By:
          Name:
     Title:

SHAREHOLDERS:


  Brad  Templeton

Address:





  Roy  Folk

Address:
15314  Sobey  Road
Saratoga,  California  95070

------

The following schedules and exhibits have been omitted here. The Company will furnish supplementally to the Commission upon request a copy of any omitted exhibit or schedule.

SCHEDULES
---------

Schedule  7.04          Terms  of  Assumed  Options
Schedule  8.02          Employee  Plans  and  Benefit  Arrangements
Schedule  9.02(c)          Opinion  of  Company  Counsel
Schedule  9.03(c)          Opinion  of  Buyer's  Counsel

EXHIBITS
--------

Exhibit  1          Agreement  of  Merger
Exhibit 2 Form of Registration Rights Agreement (Filed as Exhibit 99.1 to the Report on Form 8-K of which this Exhibit 2.1 is a part)
Exhibit 3 Form of Fee Payment Agreement (Filed as Exhibit 99.2 to the Report on Form 8-K of which this Exhibit 2.1 is a part)
Exhibit  4          Form  of  Noncompetition  Agreement

                                                               Exhibit 9.02(n)


                          Form of Affiliate Agreement

                              AFFILIATE AGREEMENT

                                   June  18,  1997


INDIVIDUAL,  INC.
8  New  England  Executive  Park  West
Burlington,  MA  01803

Ladies  and  Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Reorganization dated as of June 18, 1997 (the "Agreement"), among INDIVIDUAL, INC., a Delaware corporation ("Parent"), CN MERGER CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and ClariNet Communications Corp., a California corporation (the "Company"), Parent will acquire the Company through the merger of Merger Sub with and into the Company (the "Merger"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of the Common Stock, no par value per share, of the Company (the "Company Common Stock") will be converted into the right to receive shares of the Common Stock, $.01 par value per share, of Parent (the "Parent Common Stock"), on the basis described in the Agreement. Capitalized terms used herein without definition shall have the meanings given such terms in the Agreement.

     The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of the Company, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76 of the Commission.

     The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company, other shareholders of the Company and their respective counsel and accountants.

     The  undersigned  represents and warrants to and agrees with Parent that:

     1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder;

     2. The undersigned has carefully read this Affiliate Agreement and the Agreement and discussed the requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for the Company.

     3. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

     4. Except as otherwise provided in the Agreement or the Ancillary Agreements, Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     5. Parent, in its sole discretion, may cause stop transfer orders to be placed with the transfer agent with respect to the undersigned's shares of Parent Common Stock and may cause legends to be placed on the certificate(s) representing such shares relating to this Affiliate Agreement and other transfer restrictions applicable to such shares.

     6. The undersigned is the lawful record and beneficial owner of (i.e. has sole or shared voting or investment power with respect to) all of the shares of Company Common Stock and options to purchase Company Common Stock indicated on Annex A attached hereto (the "Company Securities"). Except for
               -------
the Company Securities, the undersigned does not beneficially own any shares of Company Common Stock or any other equity securities of any kind of the Company or any options, warrants or other rights of any kind to acquire any equity securities of any kind of the Company.

     7. The undersigned has not at any time since May 10, 1997 or in contemplation of the Merger engaged, and will not, after the Effective Time (as defined in the Agreement) and until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly or annual earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement (including a press release) which includes the combined results of operations, engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to or the entry into any similar transaction intended to reduce the risk of the undersigned's risk of ownership of or investment in, any of the following:

     (a) any shares of Parent Common Stock which the undersigned acquires in connection with the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted
Securities"), or any option, right or other interest with respect to any Restricted Securities;

(b)          any  Company  Securities;  or

     (c) any shares of Company Common Stock or other Company equity securities which the undersigned purchases or otherwise acquires after the execution of this Affiliate Agreement.

     8. As promptly as practicable following the Merger, Parent shall publish financial results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly or annual earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement (including a press release) which includes the combined results of operations of the Company and Parent; provided, however, that Parent shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent.

     9. The undersigned has no present plan or intention to engage in a sale, exchange, transfer, distribution, (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of any of the shares of Parent Common Stock to be received by the undersigned in the Merger. The undersigned is not aware of, or participating in, any plan on the part of the shareholders of the Company to engage in a Sale or Sales of the Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Date of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Company Common Stock immediately prior to the Merger. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the Merger, the representations and warranties contained herein shall be true and correct at all times from the date hereof through the date on which the Merger occurs.

     10. The undersigned intends to vote all Company Common Stock held by him in favor of the Merger.

     11     The undersigned will not exercise dissenters' rights in connection with  the  Merger.








                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

Very  truly  yours,



     (Print  name  of  shareholder  above)



By:
     (Sign  name  above)
     Title:
     (if  applicable)















Accepted  this  ____  day  of
June  __,  1997,  by

INDIVIDUAL,  INC.

By:
     Name:
     Title:

ANNEX  A

     [OMITTED]